EXHIBIT 10.3

          PROFESSIONAL FEE AGREEMENT WITH FRED G. LUKE

                           PROFESSIONAL FEE AGREEMENT


This PROFESSIONAL FEE AGREEMENT is made effective the 8th day of September, 2000 by and between Fred G. Luke, an individual
("Consultant") and Yes Clothing Company, Inc. a Nevada corporation (the "Company").

WHEREAS, Consultant has over 30 years of experience in mergers, acquisitions, corporate finance and business management; and,

WHEREAS, the Company desires to employ Consultant as its Chairman of the Board and to provide advice concerning mergers and acquisitions, corporate finance, day-to-day management, guidance with respect to general business decisions, and other duties commonly performed by a director of a corporation.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant agree as follows:

1.   Engagement

The Company hereby engages Consultant to provide the Company with advice and leadership as provided herein effective the date hereof and continuing through the Engagement Period (as defined below).

2.   Scope of Services

The services to be provided by Consultant under this Agreement (the "Services") shall be all those necessary or proper to conduct meetings of the Company's Board of Directors, and to evaluate business opportunities and advise on transactions between the Company and third parties.

3.   Term of Engagement

This Agreement shall have an initial term of five (5) years; thereafter, this Agreement will automatically be extended on a year-to-year basis unless Consultant or the Company shall serve written notice on the other party terminating the Agreement (the "Engagement Period"); provided, however, that Consultant and the Company shall agree in writing as to Consultant's continuing compensation for the term following the fifth anniversary hereof. Notice to terminate shall be in writing and shall be delivered at least ten (10) days prior to the end of the Engagement Period, as extended, as provided herein.



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Professional Fee Agreement - Fred G. Luke                        Page 2
May 4, 2001


4.   Duties of Consultant

Consultant shall devote not less than four (4) hours per month as Consultant deems necessary from day-to-day or week-to-week, at his sole discretion, to fulfilling his obligations under this Agreement. Consultant shall receive compensation, vacation and other time allowances as set forth herein. The Company understands that Consultant serves as an officer and/or director for other companies which require Consultant's professional time, but which will not conflict with Consultant's obligations hereunder.

5.   Compensation

Compensation to Consultant for the Services provided pursuant to this Agreement shall consist of the following:

(A) Annual Compensation. The Company shall pay Consultant an annual fee ("Director's Fee") of Eighteen Thousand Dollars ($18,000), payable monthly in advance on the first day of each month at the rate of One Thousand Five Hundred ($1,500.00) per month.

(B) Business Expense Reimbursement. Consultant shall be entitled to reimbursement of all reasonable and customary business travel and entertainment expenses for which Consultant makes an accounting to the Company. Reimbursement of Consultants expenses shall be paid by the Company within twenty (20) days following receipt of Consultant's written statement of reimbursable expenses.

(C) Additional Incentive Compensation. In addition to the Director's Fee, the Company shall provide Consultant with additional incentive compensation ("Incentive Compensation"), which shall include the following:

          (i) Option to Purchase Shares. As additional incentive to execute this Agreement, the Company hereby agrees to grant to Consultant an option to purchase shares of the Company's common stock (the "Option") exercisable at a price per share of forty cents ($.40), representing one hundred ten percent (110%) of the moving average closing bid price for such shares for the 30 days immediately preceding the date hereof. The Option shall be evidenced and governed by the Option Agreement in form and substance as that attached hereto as Exhibit "A" and incorporated herein by reference. The right of Consultant to exercise the Option will vest upon execution hereof.

          (ii) Director's Liability Insurance - Consultant shall not be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act undertaken by the Company approved or submitted by Consultant and undertaken by the Company. In connection with Consultant serving as the Chairman of the Board, the Company shall maintain insurance on behalf of Consultant.


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Professional Fee Agreement - Fred G. Luke                        Page 3
May 4, 2000

               containing terms and conditions acceptable to Consultant against all costs, charges and expenses whatsoever incurred or sustained in connection with any action, suit or proceeding to which Consultant may be made a party by reason of being or having been a Director or Agent for the Company. The Company shall use its best efforts to cause such insurance to be maintained in effect for not less than six (6) years from the date of termination of this Agreement.


6.   Registration of Company Shares

The Company will register with the Securities and Exchange Commission (the "Commission") the shares underlying the Option and reserved for future issuance by the Company in lieu of cash for payment of the Director's Fee. Such securities shall be included in a registration statement on Form S-1 or other applicable registration statement filed by the Company within ten (10) business days from the date hereof. Any shares issued prior to registration will be done so only in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance shall be in reliance on representations and warranties of Consultant set forth herein, and updated upon written request by the Company.

7.   Place of Services

The Services provided by Consultant hereunder will be performed from Consultant's offices in Newport Beach, California, except as otherwise mutually agreed in writing between Consultant and the Company. It is understood and expected that Consultant may make contacts with persons and entities and perform the Services in other locations as deemed appropriate by Consultant, in his sole discretion, provided that any and all meetings, conference calls or business travel related to the services provided hereunder shall not interfere with Consultant's personal time commitments to care for his children or attend their activities.

8.   Consultant an Independent Contractor

Consultant is providing the Services as an independent contractor and not as an employee of the Company, or of any entity affiliated with the Company. Except for participation in the Company stock option or stock compensation plan Consultant has no power or authority to act for the Company or represent any entity affiliated with the Company in any manner. Consultant is not entitled to any medical coverage, life insurance, participation in the Company's savings plan, or other benefits afforded to the Company's regular employees, or those of the Company's affiliated companies. If the Company or any of its affiliated entities are required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse the Company or the affiliated entity in full for taxes paid, and permit the Company to make deductions for taxes required to be withheld from any sum due Consultant.


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Professional Fee Agreement - Fred G. Luke                        Page 4
May 4, 2001

9.   Termination

The Company and Consultant may terminate this Agreement prior to expiration upon mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the non-terminating party may be entitled, if any, either party may terminate this Agreement with thirty (30) days written notice under the following conditions:

     (A)  By the Company

          (1) If Consultant is unable to provide the Services as set forth herein for sixty (60) consecutive business days because of illness, accident, or other incapacity;

          (2) If Consultant willfully breaches or neglects the duties required or reasonably requested to be performed hereunder; or

          (3) In the event of any other breach of a material term of this Agreement by Director; or

          (4) If Consultant institutes, makes a general assignment for the benefit of creditors, has instituted against him any bankruptcy proceeding for reorganization or for rearrangement of his financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or, if any of the disclosures made herein or subsequent hereto by the Consultant to the Company are determined to be materially false or misleading, or if Consultant is convicted of or enters a plea of guilty or nolo contendere to a felony involving fraud, embezzlement, theft or dishonesty or other criminal conduct.

     (B)  By Consultant

          (1) If the Company breaches any part of this Agreement, or fails to make any payments or provide information required hereunder; or,

          (2) If the Company ceases business, or sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or sells substantially all of its assets to another corporation, entity or individual; or,

          (3) If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business, including but not limited to the obligation to pay the Director Fee; institutes, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt or makes a general assignment for the benefit of creditors; or,


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Professional Fee Agreement - Fred G. Luke                        Page 5
May 4, 2001


          (4) If any of the disclosures made herein or subsequent hereto by the Company to Director are determined by Consultant to be materially false or misleading.

          (5) In the event (a) Consultant elects to terminate without cause, (b) this Agreement is terminated prior to the expiration of the Engagement Term by mutual written agreement, or (c) the Company terminates for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Consultant for unreimbursed expenses, and the Director Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Director for reasons set forth in B (i) through (v) above, Consultant shall be entitled to any outstanding unpaid portion of reimbursable expenses, if any, accrued Director Fees and the balance of the Director Fee for the remainder of the term of this Agreement.

10.  Representations and Warranties of the Company

The Company represents and warrants to Consultant that:

     (A) Corporate Existence. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with power to own property and carry on its business as it is now being conducted.

     (B) No Conflict. This Agreement has been duly executed by the Company and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which the Company is a party or to which the Company is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which the Company is subject.

     (C) Full Disclosure. The information concerning the Company provided to Consultant pursuant to this Agreement is, to the best of the Company's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     (D) Date of Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

11.  Indemnification

In addition to the Company's covenant to provide Insurance coverage for Consultant, the Company agrees to indemnify, defend and hold Consultant harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by him by reason of or resulting from litigation to which Consultant is named a party defendant relating in any way to this Agreement.

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Professional Fee Agreement - Fred G. Luke                        Page 6
May 4, 2001

12.  Miscellaneous

     (A) Subsequent Events. Consultant and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (E) Assignment. Neither the Company nor Consultant shall assign their rights or obligations under the Agreement without the prior written consent of the other.



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Professional Fee Agreement - Fred G. Luke                        Page 7
May 4, 2001

(F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

          (1)  In the case of the Company:

               Yes Clothing Company, Inc.
               4695 MacArthur Court, #1450
               Newport Beach, CA. 92660
               Telephone:     (949) 833-2094
               Telefax:  (949) 833-7854

          (2)  In the case of Consultant:

               Fred G. Luke
               4695 MacArthur Court, Suite 1450
               Newport Beach, CA  92660
               Telephone:     (949) 833-2094
               Telefax:  (949) 833-7854

          or to such other person or address designated by the Company or Consultant to receive notice.

     (G) Headings. The section and subsection headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (H) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(G) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the county of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the actual expenses of its attorneys) in bringing or defending against such action.
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Professional Fee Agreement - Fred G. Luke                        Page 8
May 4, 2001

     (J) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (K) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     (L) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (M) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     (N) Termination of Any Prior Agreements. Effective the date hereof, all prior rights of Consultant relating to the accrual or payment of any form of compensation or other benefits from the Company based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

     (O) Consolidation or Merger. Subject to the provisions hereof, in the event of a sale of the stock, or substantially all of the stock, of the Company, or consolidation or merger of the Company with or into another corporation or entity, or the sale of substantially all of the operating assets of the Company to another corporation, entity or individual, the Company may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company hereunder; provided, however, that in no event shall the duties and services of Consultant provided for herein, or the responsibilities, authority or powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

     (P) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.



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Professional Fee Agreement - Fred G. Luke                        Page 9
May 4, 2001


IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first written above.


"Consultant"
Fred G. Luke

/s/     F.G. Luke
------------------
By:  Fred G. Luke



"Company"
YES CLOTHING COMPANY, INC.
a Nevada Corporation



By:/s/  J.L.Lawver
Name: J.L.Lawver
Title:Director